Exhibit 99.1

Capstone Reports Q2 2026 Results: Revenue Up 67%, Gross Profit Up

92%, Stone Business Adjusted EBITDA Turns Positive as Guided

Stone Business Adjusted EBITDA of $2.0 million at a 9.4% margin delivers the second-quarter inflection guided in Q1; FY2026 guidance reaffirmed

NEW YORK—(BUSINESS WIRE)—August 12, 2026—Capstone Holding Corp. (NASDAQ: CAPS), a national, technology-enabled building products distribution platform, today reported financial and operating results for the second quarter of 2026.

Revenue grew 67% year over year to $21.5 million, gross profit grew 92% to $6.0 million, and gross margin expanded 357 basis points to 27.9%. Stone Business Adjusted EBITDA was $2.0 million, a 9.4% margin, delivering the positive Stone Business Adjusted EBITDA the Company guided to for the second quarter and a $2.9 million improvement from the first quarter.

The Company reaffirms FY2026 guidance of $72.1 million of revenue, $18.7 million of gross profit, and approximately $3.8 million of Stone Business Adjusted EBITDA.

Financial Summary

Metric	Q2 2025	Q2 2026	YoY Change	FY2026 Guidance
Revenue	$12.9M	$21.5M	+67%	$72.1M
Gross Profit	$3.1M	$6.0M	+92%	$18.7M
Gross Margin	24.4%	27.9%	+357 bps	26.0%
Net Loss (GAAP)	$(0.7)M	$(1.4)M	n/m	n/a
Adjusted EBITDA (Stone Business)	$0.9M	$2.0M	+126%	$3.8M
Adjusted EBITDA Margin (Stone Business)	6.9%	9.4%	+243 bps	5.2%

“In the second quarter, we achieved the profitability and EBITDA inflection we guided to in the first quarter. We enter Q3—our strongest selling season—with considerable momentum,” said Matthew Lipman, Chief Executive Officer. “Our platform is larger, more productive, and more profitable than it was a year ago. Gross profit continues to outpace revenue growth, a clear sign that our scale is reaching the bottom line.”

Key Highlights

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Stone Business Adjusted EBITDA Positive as Guided: Stone Business Adjusted EBITDA of $2.0 million in Q2 at a 9.4% margin, up 126% year over year and a $2.9 million improvement from Q1, delivering the positive Stone Business Adjusted EBITDA guidance provided in the first quarter.

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Margin Expansion Continued: Gross margin of 27.9%, up 357 basis points year over year, driven by scale, a higher mix of owned brands and installation, and purchasing and freight efficiencies, including the $480,000 of annualized savings from the Midwest distribution consolidation announced in May.

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Integration Synergies Drive Productivity: SG&A declined versus both the prior year and sequentially as integration initiatives mature. Each operating business continues to improve productivity through shared systems, centralized purchasing, and logistics optimization.

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New Products Scaling: Eldorado Stone reached 81 dealers across 17 states within ten weeks of launch. BrikClad continues to gain momentum in Canada, and Nature's Edge launched during the second quarter.

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Ninth Location Opens August 17: The Company's first greenfield location, serving Wilmington and Myrtle Beach, opens August 17 with five customers signed before opening, combining distribution and installation on central systems.

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AI Operating System in Production: Live since April 7 across supply chain and finance functions, supporting forecasting, procurement, routing, and inventory management, including the $700,000 surplus-inventory conversion announced in July.

Management's priority in the quarters ahead is capital-efficient organic growth. As business momentum continues to build, Capstone believes it has a clear path toward a $100 million annual revenue run rate while expanding Stone Business Adjusted EBITDA margins from approximately 5% to 10%. The Company remains committed to disciplined capital allocation and expects future acquisitions to resume opportunistically once the current platform has been fully optimized and market conditions support attractive returns on invested capital.

"We are now entering the strongest months of our selling season following a historically cold and wet winter. We do so with more products, more locations, and a more efficient platform," Lipman added. "Location nine opens on August 17 with five customers already signed, and Eldorado Stone has expanded into 17 states just ten weeks after launch. Building on the strong momentum established in the second quarter, we believe we are well positioned to execute on our second-half objectives and reaffirm our full-year guidance."

Access to Full Materials

Following the filing of Capstone’s Quarterly Report on Form 10-Q, the Company will post an investor presentation discussing its second quarter results, strategic priorities, and detailed financial outlook. These materials will be available in the Investor Relations section of www.capstoneholdingcorp.com.

About Capstone Holding Corp.

Capstone Holding Corp. (NASDAQ: CAPS) is a national, technology-enabled building products distribution platform optimizing supply chains across 38 U.S. states and Canada. Through its Instone operating platform and inventory portal, the Company aggregates and delivers proprietary stone veneer, hardscape materials, and modular masonry systems. Capstone's model combines digital infrastructure, owned-inventory logistics, and disciplined acquisitions to drive scalable margin expansion and operating leverage across its growing platform.

Non-GAAP Financial Measures

This press release references Stone Business Adjusted EBITDA, a non-GAAP financial measure that presents the results of the Company’s operating subsidiaries and excludes Capstone standalone corporate costs. Stone Business Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered an alternative to net income (loss) or any other performance measure derived in accordance with GAAP. Stone Business Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The Company defines Stone Business Adjusted EBITDA as earnings (loss) before interest expense, income taxes, depreciation and amortization expense, management fees incurred by Instone payable to Capstone and Brookstone, Instone board fees, share-based compensation, change in fair value of contingent consideration, loss on extinguishment of debt, and transaction costs. A reconciliation of Stone Business Adjusted EBITDA to Capstone consolidated comprehensive income (loss), the GAAP measure from which it is derived, for the three and six months ended June 30, 2026 and 2025 will be included in the Company's second quarter 2026 investor presentation, which the Company will post in the Investor Relations section of www.capstoneholdingcorp.com concurrently with the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. That reconciliation identifies the items by which comprehensive income (loss) differs from net income (loss), which are the foreign currency translation adjustment and, for the six months ended June 30, 2025, the Class B units preferred return. The Company has not provided a quantitative reconciliation of forward-looking Stone Business Adjusted EBITDA guidance to forward-looking GAAP net income (loss) because the individual reconciling items cannot be predicted with reasonable certainty without unreasonable effort. The unavailable reconciling items could have a significant impact on the Company's GAAP results.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements relate to future events and performance, including FY2026 guidance regarding revenue, gross profit, and Stone Business Adjusted EBITDA, the opening and performance of new locations, new product performance, M&A strategy, use of capital, and operating outlook. To the extent second quarter figures precede the filing of the Company's Quarterly Report on Form 10-Q, they are preliminary, remain subject to the completion of the Company's financial closing procedures, and have not been audited or reviewed by the Company's independent registered public accounting firm. Actual results may differ materially from those projected due to a range of factors, including but not limited to the Company's liquidity and access to capital; its ability to comply with, or obtain waivers of, financial covenants; the refinancing or repayment of indebtedness as it matures; conditions that may raise substantial doubt about the Company's ability to continue as a going concern; acquisition timing and integration; macroeconomic conditions; and other execution risks. Please review the Company's filings with the SEC for a full discussion of these and other risk factors. Capstone undertakes no obligation to revise forward-looking statements except as required by law.

Investor Contact

Investor Relations

Capstone Holding Corp.

investors@capstoneholdingcorp.com

www.capstoneholdingcorp.com

Source: Capstone Holding Corp.